As filed with the Securities and Exchange               Registration No. 2-81753
Commission  on March 1, 2000

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                       POST-EFFECTIVE AMENDMENT NUMBER ONE
                                       To
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                     THE SECURITIES ACT OF 1933, AS AMENDED
                            ------------------------

                             RALSTON PURINA COMPANY
             (Exact name of registrant as specified in its charter)

                    Missouri                         43-0470580
          (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)             Identification No.)


          Checkerboard Square,  St. Louis Missouri           63164
            (Address of principal executive offices)       (Zip Code)

                            PURINA STOCK PURCHASE PLAN
                            (Full title of the plan)
                               -------------------

                J. M. Neville, Vice President and General Counsel
                             RALSTON PURINA COMPANY
                               Checkerboard Square
                            St. Louis, Missouri 63164
                     (Name and address of agent for service)
              Telephone number of agent for service:  314-982-1266

DE-REGISTRATION  OF  SHARES

     On February 9, 1983, Ralston Purina Company registered on its Form S-8 Registration Statement (No. 2-81753), the offering of up to 1,000,000 shares of Ralston Purina Company $.41 2/3 par value Common Stock ("Common Stock") pursuant to the terms of the Purina Stock Purchase Plan.

     On December 6, 1999, Ralston Purina Company registered on its Form S-8 Registration Statement (No. 333-92141), the offering of up to 100,000 shares of Ralston Purina Company $.10 par value Common Stock pursuant to the terms of the Ralston Purina Company Stock Purchase Plan (formerly known as the Purina Stock Purchase Plan). Registrant believes that several hundred thousand shares of Common Stock registered on Registration Statement No. 2-81753 for offering under the Purina Stock Purchase Plan remain unsold. Ralston Purina Company is hereby de-registering any shares remaining filed pursuant to the 1983 Registration Statement. All other shares of Common Stock registered pursuant to Registration No. 2-81753 which have been sold remain registered.

                                   SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on March 1, 2000.


                                      RALSTON  PURINA  COMPANY


                                    By: \s\ W. P. McGinnis
                                          -------------------------------------
                                         W. P. McGinnis
                                         Chief Executive Officer and President